Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
8930 Member (MD) QRS 14-29, Inc.	Delaware	Chassis (DE) Limited Partnership	Delaware
8930 Stanford Boulevard LLC	Delaware	Cold (DE) QRS 12-50, Inc.	Delaware
Aerobic (MO) LLC	Delaware	Comp (TX) QRS 12-47, Inc.	Delaware
AFD (KV) LLC	Delaware	Comp (TX) QRS 14-15, Inc.	Delaware
AFD (MN) LLC	Delaware	Comp Delaware LP	Delaware
AIR (IL) QRS 14-48, Inc.	Delaware	Conductor (CA) QRS 14-11, Inc.	Delaware
Amln (CA) QRS 14-107, Inc.	Delaware	Construct (CA) QRS 14-18, Inc.	Delaware
Amln Landlord LLC	Delaware	CP GAL Fairfax, LLC	Delaware
Amln Member (CA) QRS 14-108, Inc.	Delaware	CP GAL Kennesaw, LLC	Delaware
Amtoll (NM) QRS 14-39, Inc.	Delaware	CP GAL Leawood, LLC	Delaware
Applied Four (DE) QRS 14-75, Inc.	Delaware	CP GAL Lombard, LLC	Delaware
Applied Utah (UT) QRS 14-76, Inc.	Delaware	CP GAL Plainfield, LLC	Delaware
Assembly (MD)	Maryland	CPA 14 (UK) Finance Company	Delaware
Autosafe Airbag 12 (CA) LP	Delaware	CTS (IN) QRS 12-63, Inc.	Delaware
Autosafe Airbag 14 (CA) LP	Delaware	Cups (DE) LP	Delaware
Bandwidth (UT) QRS 14-58, Inc.	Delaware	Delaware Chip LLC	Delaware
BB (Multi) Limited Partnership	Delaware	Delaware Comp LLC	Delaware
BB 12 (MD)	Maryland	Delaware Frame (TX), LP	Delaware
BeW Kfz-Service GmbH & Co. KG	Germany	Deliver (TN) QRS 14-49, Inc.	Delaware
BeW Kfz-Service Verwaltungs-GmbH	Germany	Delmo (PA) QRS 12-10	Pennyslvania
BFS (DE) LP	Delaware	Delmo 11/12 (DE) LLC	Delaware
BFS (DE) QRS 14-74, Inc.	Delaware	Develop (TX) LP	Delaware
Bill-GP (TX) QRS 14-56, Inc.	Delaware	Dough (DE) QRS 14-77, Inc.	Delaware
Bill-MC 14 LP	Delaware	Dough (MD)	Maryland
BM-LP (TX) QRS 14-57, Inc.	Delaware	Drill (DE) Trust	Maryland
Bolt (DE) Limited Partnership	Delaware	Drug (AZ) QRS 14-42, Inc.	Delaware
Bos Club LL (MA) LLC	Delaware	DSG GP (PA) QRS 14-103, Inc.	Delaware
BP (IL) GP QRS 14-97, Inc.	Delaware	DSG Landlord (PA) L.P.	Delaware
BP (IL) L.P.	Delaware	DSG LP (PA) Trust	Maryland
BP (IL) Trust	Maryland	Dyne (DE) LP	Delaware
BSL Caldwell (NC) LLC	Delaware	Erwin Specht GmbH & Co. KG	Germany
Bst Torrance Landlord (CA)		Erwin Specht Verwactungs GmbH	Germany
QRS 14-109, Inc.	Delaware	Fabric (DE) GP	Delaware
BT (PA) QRS 12-25, INC.	Delaware	Fast (DE) QRS 14-22, Inc.	Delaware
BVNY (DE) LLC	Delaware	Film (FL) QRS 14-44, Inc.	Delaware
BVNY (DE) M QRS 12-58, Inc.	Delaware	Fit (TX) GP QRS 12-60, Inc.	Delaware
Can (WI) QRS 12-34, Inc.	Wisconsin	Fit (TX) LP	Delaware
Can-Two (DE) QRS 12-67, Inc.	Delaware	Fit (TX) Trust	Maryland
CAR-4 I SARL	France	Fit (UT) QRS 14-92, Inc.	Delaware
CAR-4 II SARL	France	Food (DE) QRS 12-49, Inc.	Delaware
Car-4 SCI	France	Frame (TX) QRS 14-25, Inc.	Delaware
Cards (CA) QRS 12-12, Inc.	Delaware	Freight (Il) LLC	Delaware
Cards Limited Liability Company	Delaware	Garden (NJ) QRS 14-32, Inc.	Delaware
Carey Norcross, L.L.C.	Delaware	Gerb (CT) QRS 14-73, Inc.	Delaware
Catfish (DE) QRS 14-79, Inc.	Delaware	Gilbert Plastic LLC	Delaware
CB (MA) QRS 12-57, Inc.	Delaware	Goldfish (DE) LP	Delaware
CBS (PA) QRS 14-12, Inc.	Delaware	Guitar Mass (TN) QRS 14-36, Inc.	Delaware
CC (Multi) GP QRS 12-62, Inc.	Delaware	Guitar Plus (TN) QRS 14-37, Inc.	Delaware
CC (Multi) Limited Partnership	Delaware	H2 Investor (GER) QRS 14-104, Inc.	Delaware
CC (Multi) Trust	Maryland	H2 Lender (GER) QRS 14-105, Inc.	Delaware

CPA®:14 2007 10-K — 74

Exhibit 21.1
SUBSIDIARIES OF REGISTRANT (Continued)

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
Hammer (DE) Limited Partnership	Delaware	Pets 14 (MD)	Maryland
Hammer (DE) LP QRS 12-65, Inc.	Delaware	Plates (DE) QRS 14-63, Inc.	Delaware
Hammer (DE) LP QRS 14-100, Inc.	Delaware	Pliers (DE) Trust	Maryland
Hammer (DE) Trust	Maryland	Popcorn (TX) QRS 14-43, Inc.	Delaware
HEF (NC-SC) QRS 14-86, Inc.	Delaware	PR (CA) QRS 14-91, Inc.	Delaware
Hellweg GmbH & Co.		Print (WI) Qrs 12-40, Inc.	Wisconsin
Vermögensverwaltungs KG	Germany	Product (OH) QRS 14-64, Inc.	Delaware
HLWG Two (GER) LLC	Delaware	Projector (FL) QRS 14-45, Inc.	Delaware
HLWG Two Lender SARL	Luxembourg	Pump (MO) QRS 14-52, Inc.	Delaware
HLWG Two TRS SARL	Luxembourg	PWE (Multi) QRS 14-85, Inc.	Delaware
Hoe Management GmbH	Germany	QRS 14-Paying Agent, Inc.	Delaware
Ice (TX) QRS 12-29, Inc.	Texas	RI(CA) QRS 12-59, Inc.	Delaware
Ijobbers (DE) QRS 14-41, Inc.	Delaware	RRC (TX) GP QRS 12-61, Inc.	Delaware
Ijobbers LLC	Delaware	RRC (TX) LP	Delaware
Initiator (CA) QRS 12-53, Inc.	Delaware	RRC (TX) Trust	Maryland
Initiator (CA) QRS 14-62, Inc.	Delaware	Rush It LLC	Delaware
Injection (AZ) QRS 12-46, Inc.	Delaware	School (PA) LP	Delaware
Jen (MA) QRS 12-54, Inc.	Delaware	Semer Unternehmensverwaltung
Jorg (MO) QRS 14-46, Inc.	Delaware	GmbH & Co. KG	Germany
Labrador (AZ) LP	Delaware	Semi (CA) QRS 12-45, Inc.	Delaware
Learn GP (PA) QRS 14-88, Inc.	Delaware	Serve (MN) QRS 14-38, Inc.	Delaware
Leather (DE) QRS 14-72, Inc.	Delaware	Serve Two (MN) QRS 14-106, Inc.	Delaware
Lincoln (DE) LP	Delaware	Shovel Management GmbH	Germany
Lincoln Trust (MD)	Maryland	SM (NY) QRS 14-93, Inc.	Delaware
LT Landlord (Mn-Fl) LLC	Delaware	SP (CA) QRS 14-94, Inc.	Delaware
LTI (DE) QRS 14-81, Inc.	Delaware	Speed (NC) QRS 14-70, Inc.	Delaware
LTI Trust (MD)	Maryland	Storage (DE) QRS 14-23, Inc.	Delaware
Marie-Invest Sprl	Belgium	Stor-Move UH 14 Business Trust	Massachusetts
MCPA Mass (TN) Associates	Tennessee	Sun (SC) QRS 12-68, Inc.	Delaware
MCPA Plus (TN) Associates	Tennessee	Sun Two (SC) QRS 12-69, Inc.	Delaware
Meri (NC) LLC	Delaware	Teach (PA)	Maryland
Meta (CA) QRS 14-6, Inc.	Delaware	Tel (VA) QRS 12-15, Inc.	Virginia
Metal (DE) QRS 14-67, Inc.	Delaware	Terrier (AZ) QRS 14-78, Inc.	Delaware
Mold (AZ) QRS 14-13, Inc.	Delaware	Theatre (DE) QRS 14-14, Inc.	Delaware
More Applied Four (DE) LLC	Delaware	Toner (DE) QRS 14-96, Inc.	Delaware
More Applied Utah (UT) LLC	Delaware	Tools (DE) QRS 14-87, Inc.	Delaware
Movie (VA) QRS 14-24, Inc.	Delaware	Tower (DE) QRS 14-89, Inc.	Delaware
Nail (DE) Trust	Maryland	Tower 14 (MD)	Maryland
NCE (OH) LLC	Delaware	UH Storage (DE) Limited Partnership	Delaware
Neonatal Finland, Inc.	Delaware	UK Panel LLC	Delaware
Network (UT) LLC	Delaware	Ursa (VT) QRS 12-30, Inc.	Vermont
Nex (GA) LP	Delaware	Vinyl (DE) QRS 14-71, Inc.	Delaware
Nex (Neth) QRS 14-66, Inc.	Delaware	Wadd-Expansion (DE) QRS 14-99, Inc.	Delaware
Nex-GP (GA) QRS 14-60, Inc.	Delaware	Weeds (OK) QRS 12-22, Inc.	Oklahoma
Nor (GA) QRS 14-17, Inc.	Georgia	Windough (DE) LP	Delaware
Nor (MD)	Maryland	Wireless (TX) LP	Delaware
NR (LA) QRS 14-95, Inc.	Delaware	Wireline (TX) QRS 14-83, Inc.	Delaware
Nutra (TX) QRS 12-39, Inc.	Texas	Wrench (DE) Trust	Maryland
Orb (MO) QRS 12-56, Inc.	Delaware	WTI (IL) QRS 12-36, Inc.	Illinois
Panel (UK) QRS 14-54, Inc.	Delaware	WU (AZ) QRS 14-27, Inc.	Delaware
Parts (DE) QRS 14-90, Inc.	Delaware

CPA®:14 2007 10-K — 75